Exhibit 10.4

Forward Industries, Inc. 700 Veterans Hwy, Suite 100 Hauppauge, NY 11788 www.forwardindustries.com

TO: JUSTWISE GROUP Ltd, 6, The Shires, Shire Hill, Saffron Walden CB11 3AP. (“Consultant”)

FROM: FORWARD INDUSTRIES, Inc. (the “holding company” and its subsidiaries) (Referred to herein as “FORD”)

Date: September 1, 2023

Dear Mr Morgan:

Regarding the Consutancy Agreement (the “Agreement”) between FORD and Consultant effective September 1, 2022:

Whereas the Agreement expired on August 31, 2023;

Whereas FORD and the Consultant continued to perform their respective obligations under such Agreement;

Whereas FORD and the Consultant wish to extend the Agreement;

It is hereby agreed:

1.	Under Items 1 and 2 of the Agreement, James Berberian will be replaced by Kathleen Weisberg and/or James Berberian.
2.	The services provided by the Consultant shall also include inventory management.
3.	The term of the agreement will begin September 1, 2023 and continue on a month-to-month basis as needed.

All other terms of the original Agreement that do not conflict with those set forth herein shall remain in full force and effect.

If you agree to the above terms and conditions, please acknowledge your acceptance by signing and returning the enclosed copy of this letter.

Yours sincerely

_________________________________

Kathleen Weisberg

Chief Financial Officer

for and on behalf of FORWARD INDUSTRIES, Inc.

700 Veterans Memorial Hwy, Suite 100, Hauppauge, NY 11788

________________________________________________________

I accept the above terms and conditions.

________________________________

Howard Morgan (Mr)

for and on behalf of Justwise Group Ltd.,

6, The Shires, Shire Hill, Saffron Walden CB11 3AP

Dated __________________________